EXHIBIT 23.1

1900 NW Corporate Blvd., Suite East 210 Boca Raton, FL 33431 Tel: 561.886.4200 Fax: 561.886.3330 email: info@sherbcpa.com Offices in New York and Florida

Certified Public Accountants

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
MDwerks, Inc.

We hereby consent to the use in Form 10-KSB/A of our report dated February 9, 2007 on the consolidated financial statements of MDwerks, Inc. and Subsidiaries as of December 31, 2006 and for the year then ended.

Certified Public Accountants

April 5, 2007